UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

AUDAX CREDIT BDC INC.

(Exact name of registrant as specified in charter)

Delaware	814-01154	47-3039124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 HUNTINGTON AVENUE
BOSTON, MASSACHUSETTS	02199
(Address of principal executive office)	(Zip Code)

(617) 859-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Reliance on SEC Relief From Filing Requirements

In reliance on an order issued by the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2020 (the “Order”) pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (Release No. 34-88465), Audax Credit BDC Inc. (the “Company,” “our” or “us”) will delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”), originally due on Friday, May 15, 2020. The Order provides conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (“COVID-19”) outbreak by, among other things, allowing registrants to extend the dates for filing certain reports made under the Exchange Act by up to 45 days.

The rapid spread of COVID-19 in the United States and elsewhere caused significant economic disruptions and disrupted orderly operations of a broad range of businesses, as well as securities trading markets, and in particular, trading markets for leveraged loans, in the latter half of March 2020. Due to these unprecedented conditions surrounding COVID-19 spreading throughout the United States and the significant disruptions to the economy that have resulted from such spread, the Company is in the process of undertaking additional review of the fair value of its portfolio with the assistance of one or more third-party independent valuation firms.

In light of these developments, and their impact on the Company’s end-of-quarter valuation processes and procedures, the Company is taking additional steps to finalize the Company’s valuations and financial statements to be included in its quarterly report on Form 10-Q and for the related review of such financial statements by its registered public accounting firm.  These steps have not yet been completed. Therefore, the Company will avail itself of the 45-day grace period provided by the Order to delay the filing of its Quarterly Report. The Company expects to file its Quarterly Report on or before June 29, 2020, which is 45 days after the original due date of its Quarterly Report.

Updated Risk Factor

The Company is supplementing its risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 with the following risk factor:

Global capital markets could enter a period of severe disruption and instability due to future recessions, political instability, geopolitical turmoil and foreign hostilities, disease pandemics and other serious health events. These market disruptions have historically had and could again have a materially adverse effect on debt and equity capital markets in the United States, which could have a materially adverse impact on our business and financial condition.

The U.S. capital markets have experienced extreme volatility and disruption following the global outbreak of COVID-19. Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets and valuation impacts. Such disruptions are adversely affecting our business, and future market disruptions and/or illiquidity will continue to impact us negatively. These events have limited, and could continue to limit, our investment opportunities, may limit our ability to grow and could negatively impact our operating results and the fair values of our investments.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors, and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. In addition, there is uncertainty about pandemics and other serious public health events, including the recent global outbreak of COVID-19 and the impact it may have on the Company’s business, operating results and financial condition. Although the Company believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Current Report on Form 8-K should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this report. Moreover, the Company assumes no duty and does not undertake to update the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audax Credit BDC Inc.
(Registrant)

Date: May 15, 2020	By:	/s/ Richard T. Joseph
Richard T. Joseph
Chief Financial Officer